SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

SMART SAND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 24, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Smart Sand, Inc., on Thursday, June 8, 2017, at 9:00 a.m., local time, at The Westin at the Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement.

Our board of directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,
Charles E. Young
Chief Executive Officer

Smart Sand, Inc.

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

Notice of Annual Meeting of Stockholders

Thursday, June 8, 2017

To Our Stockholders:

The Annual Meeting of Stockholders of Smart Sand, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 8, 2017, at 9:00 a.m., local time, at The Westin at the Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380, for the following purposes:

1. To elect two Class I members of the board of directors to serve until the 2020 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3. To conduct an advisory (and non-binding) vote on the compensation paid to our named executive officers;

4. To conduct an advisory (and non-binding) vote on the preferred frequency of our “say-on-pay” voting; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are invited to attend the meeting. Holders of record of the Company’s common stock at the close of business on April 21, 2017, are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting and at the offices of the Company at 24 Waterway Avenue, Suite 350, The Woodlands, Texas 77380.

By Order of the Board of Directors
Susan Neumann
Vice President of Accounting, Controller and Secretary

The Woodlands, Texas

April 24, 2017

Whether or not you expect to attend the meeting, please submit your proxy as soon as possible so that your shares will be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2017. THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.ASTPROXYPORTAL.COM/AST/21117/

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE 2017 ANNUAL MEETING AND VOTING	2

PRINCIPAL STOCKHOLDERS	5

PROPOSAL 1: ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE	10

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	12

EXECUTIVE COMPENSATION	14

PROPOSAL 2: RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017	19

REPORT OF THE AUDIT COMMITTEE	20

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	21

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES	22

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23

STOCKHOLDER PROPOSALS	23

STOCKHOLDER COMMUNICATIONS	23

OTHER MATTERS	23

WHERE YOU CAN FIND MORE INFORMATION	23

i

Smart Sand, Inc.

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited by the board of directors of Smart Sand, Inc. (the “Company”, “we” or “us”) for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 8, 2017, at 9:00 a.m., local time, at The Westin at the Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380, and at any adjournments thereof.

GENERAL INFORMATION ABOUT THE 2017 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 8, 2017.

This proxy statement and our 2016 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2016, are being made available to you on or about April 24, 2017 at http://www.astproxyportal.com/ast/21117/.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to our stockholders. Stockholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials (http://www.astproxyportal.com/ast/21117/) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Who Can Vote

Only stockholders of record of our common stock at the close of business on April 21, 2017, the record date, are entitled to notice of and to vote at the meeting, and at any postponement(s) or adjournment(s) thereof. As of the record date, 40,855,342 shares of our common stock, $0.001 par value per share, were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the Annual Meeting. The common stock does not have cumulative voting rights.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the proxy and promptly returning it, by telephone, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or, in the case of the election of the Class I directors, as a vote “for” election of the two nominees presented by the board of directors, and in the case of the preferred frequency of our “say-on-pay” voting, as a vote to select “every year” as the frequency.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting.

The NASDAQ Stock Market LLC (the “NASDAQ”) Rule 2251 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director election, executive compensation and other significant matters absent instructions from the beneficial owner. As a result, if you are a street name stockholder, and you do not give voting instructions, the holder of record will not be permitted to vote your shares with respect to Proposal No. 1—Election of Directors, Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation, or Proposal No. 4—Advisory Vote on the Frequency of Future “Say-on-Pay” Votes, and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to each of Proposal Nos. 1, 3 and 4. If you are a street name stockholder, and you do not give voting instructions, the record holder will be entitled to vote your shares with respect to Proposal No. 2—Ratification of the Appointment of Grant Thornton LLP in its discretion.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access. These charges include usage charges from telephone companies and Internet access providers. The stockholder will bear the cost of these charges.

Procedural Matters

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically via the Internet by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. Internet voting facilities will close and no longer be available on the date and time specified in the Notice Regarding the Availability of Proxy Materials.

•

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the Notice Regarding the Availability of Proxy Materials. Please have the proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified in the Notice Regarding the Availability of Proxy Materials.

•

By Mail. If you received or requested printed proxy materials, you may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope in accordance with the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the Annual Meeting. In this way, your shares will be voted even if you are unable to attend.

•

In Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

Quorum

The presence at the Annual Meeting in person or by proxy of holders of a majority of our common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

Required Vote/Abstentions and Broker Non-Votes

Only stockholders of record at the close of business on April 21, 2017 have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

•

Directors will be elected by a plurality of all votes cast. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” for the director nominees. Withheld votes and broker non-votes will have no effect on Proposal No. 1.

•

Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of Grant

Thornton LLP our independent registered public accounting firm. Abstentions and broker non-votes will have the same effect as a vote against Proposal No. 2.
•

Approval, on an advisory basis, of the compensation of our named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on Proposal No. 3.

•

The preferred frequency of advisory votes on executive compensation will be approved, on an advisory basis, based upon which option receives the highest number of votes cast by stockholders. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the proposal to approve, on an advisory basis, the preferred frequency of advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on Proposal No. 4.

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the board's recommendations, which are as follows:

•	FOR the election of the two persons named in this proxy statement as the board's nominees for election as Class I directors;
•	FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•	FOR the approval, on an advisory basis, of holding the advisory vote on the compensation of our named executive officers every year.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Expenses of Solicitation

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation.

Stockholder List

We will maintain at our corporate office in The Woodlands, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to examination by any stockholder during regular business hours for ten days prior to the Annual Meeting.

Householding/Delivery of Documents to Stockholders

The SEC rules permit registrants to adopt a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of proxy materials, unless one or more of these stockholders notifies the registrant that they wish to continue receiving individual sets. This procedure reduces printing costs and postage fees incurred by the registrant.

We have not adopted this householding procedure with respect to our record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of our common stock. If your family has multiple accounts by which you hold common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple sets. Those options are available to you at any time.

Beginning on or about April 24, 2017, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

We could be an emerging growth company for up to five years from November 4, 2016, the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 21, 2017, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act, and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of April 21, 2017 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 40,855,342 shares of common stock outstanding on April 21, 2017.

Beneficial Owner(1)	Number of shares		Percent of class
Clearlake Capital Partners II (Master), L.P.(2)	10,816,094		26.5%
Keystone Cranberry, LLC(3)	5,842,700		14.3%
Directors/Named Executive Officers
Charles E. Young	6,127,400	(4)	15.0%
Lee Beckelman	82,196	(5)	*
Robert Kiszka	525,063	(6)	1.3%
José E. Feliciano	10,816,094	(7)	26.5%
Colin Leonard	4,997	(8)	*
Timothy J. Pawlenty	54,785	(9)	*
Andrew Speaker	1,153,305	(10)	2.8%
Sharon Spurlin	24,331	(10)	*
Tracy Robinson	26,997	(10)	*
William John Young	67,208	(11)	*
Susan Neumann	24,476	(12)	*
Ronald P. Whelan	31,606	(13)	*

All officers and directors as a group (12 persons)	18,938,458		46.4%

*	Represents less than one percent.
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is c/o Smart Sand, Inc., 24 Waterway Avenue, Suite 350, The Woodlands, Texas 77380.
(2)

Other than 4,997 shares held of record by José E. Feliciano that remain subject to vesting, represents shares held of record by Clearlake Capital Partners II (Master), L.P., a Delaware limited partnership (“CCPII” or “Clearlake”). CCPII is managed by Clearlake Capital Management II, L.P., a Delaware limited partnership (“CCMII”). CCMII’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). CCPII’s general partner is Clearlake Capital Partners II GP, L.P., a Delaware limited partnership (“CCPII GP”). CCPII GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCP’s managing member is CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Ops and may be deemed to share voting and dispositive power of the shares held of record by CCPII. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd, Suite 800, Santa Monica, California 90401.

(3)

Charles E. Young owns approximately 83% of the membership interests in Keystone Cranberry, LLC, is the sole managing member and has sole voting and investment power over the shares held by Keystone Cranberry, LLC.

(4)

Other than 81,200 shares of common stock that remain subject to vesting, all shares are held of record by Keystone Cranberry, LLC, a Pennsylvania limited liability company. Mr. Young owns approximately 83% of the membership interests in Keystone Cranberry, LLC, is the sole managing member and has sole voting and investment power over the shares held by Keystone Cranberry, LLC. Also includes 203,500 shares of restricted stock issued under the 2012 Plan as the holders of such shares of restricted stock have executed a proxy in favor of Mr. Young.

(5)	Includes 46,846 shares of common stock that remain subject to vesting.
(6)

Includes 48,192 shares of common stock that remain subject to vesting.  Other than 76,325 shares held directly by Mr. Kiszka, all shares are held of record by BAMK Associates, LLC, a Pennsylvania limited liability company. Mr. Kiszka is the sole member and has sole voting and investment power over the shares held by BAMK Associates, LLC.

(7)

Other than 4,997 shares held of record by José E. Feliciano that remain subject to vesting, represents shares held of record by CCPII. As further described in footnote (2) above, José E. Feliciano may be deemed to share voting and dispositive power of the shares held of record by CCPII. The address of Mr. Feliciano is c/o Clearlake Capital Group, 233 Wilshire Blvd, Suite 800, Santa Monica, California 90401.

(8)	Consists of shares of common stock that remain subject to vesting.
(9)	Includes 8,664 shares of common stock that remain subject to vesting.
(10)	Includes 4,997 shares of common stock that remain subject to vesting.
(11)	Includes 46,005 shares of common stock that remain subject to vesting.
(12)	Includes 13,704 shares of common stock that remain subject to vesting.
(13)	Includes 20,028 shares of common stock that remain subject to vesting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is presently comprised of seven members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of Sharon Spurlin and Timothy J. Pawlenty; Class II directors consist of Colin Leonard and Andrew Speaker; and Class III directors consist of José E. Feliciano, Charles E. Young and Tracy Robinson.

Class I directors standing for re-election at the Annual Meeting are Sharon Spurlin and Timothy J. Pawlenty. Class II and Class III directors will stand for election at the 2018 and 2019 annual meetings of stockholders, respectively.

Each of the nominees for election to Class I is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Pursuant to the stockholders agreement between Keystone Cranberry, LLC (“Keystone Cranberry”), which is substantially owned by Charles E. Young, our Chief Executive Officer, and Clearlake, as described in more detail under the section entitled “Certain Relationships and Transactions with Related Persons”, we must include certain director nominees designated by Clearlake and Keystone Cranberry. In the event any board member nominated by such stockholder party resigns or is unable to serve, the stockholder party that nominated such board member will be entitled to nominate a replacement director.

The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages as of April 24, 2017, are included below.

Nominees	Class	Age	Position	Year Appointed	Term Expiration	Expiration of Term for Which Nominated
Sharon S. Spurlin(1)	I	52	Director	2015	2017	2020
Timothy J. Pawlenty(2)	I	56	Director	2012	2017	2020
Continuing Directors
Colin M. Leonard(3)	II	35	Director	2011	2018
Andrew Speaker	II	54	Co-Chairman of the Board	2011	2018
Charles E. Young	III	49	Chief Executive Officer and Director	2011	2019
José E. Feliciano(4)	III	43	Co-Chairman of the Board	2011	2019
Tracy Robinson(5)	III	53	Director	2015	2019

(1)	Chairperson of audit committee
(2)	Member of audit committee and compensation committee
(3)	Chairperson of nominating and corporate governance committee
(4)	Chairperson of compensation committee
(5)	Member of audit committee, compensation committee and nominating and corporate governance committee

Nominees for Election as Class I Directors

Sharon Spurlin was appointed as a member of our board of directors in February 2015. Ms. Spurlin is a finance executive with more than 25 years of experience leading various finance functions. Ms. Spurlin currently is the Vice President and Treasurer of Plains All American Pipeline, L.P. (“PAA”) and is responsible for financial planning activities, customer credit functions, insurance risk management, foreign exchange and interest rate management activities and coordination of banking transactions and lending arrangements. Prior to joining PAA in October 2014, Ms. Spurlin was Senior Vice President and CFO of PetroLogistics from 2012 to 2014 where she held a lead role in PetroLogistics’ initial public offering as a master limited partnership. In addition, Ms. Spurlin held various positions with other privately-held PetroLogistics entities from 2009 to 2014. Ms. Spurlin was also elected to the board of AdvanSix Inc. in October 2016 in connection with its spin-off from Honeywell International Inc. We believe that Ms. Spurlin’s industry experience and deep knowledge of our business make her well qualified to serve on our board of directors.

Timothy J. Pawlenty was appointed as a member of the board of directors in June 2012. Since November 2012, Mr. Pawlenty has served as President and Chief Executive Officer of Financial Services Roundtable, a leading advocacy organization for America’s financial services industry. From January 2011 to November 2012, Mr. Pawlenty served as an independent consultant. Mr. Pawlenty previously served as Governor of the State of Minnesota for two terms from 2003 to 2011. During his tenure as Governor, Mr. Pawlenty was responsible for overseeing a $60 billion biennial budget and 30,000 employees, and worked closely with state agencies including those dealing with natural resource and transportation issues. Mr. Pawlenty previously served as a director of Digital River, Inc., a company that provides global e-

commerce solutions. Mr. Pawlenty served as a member of Digital River’s audit committee, compensation committee and nominating and corporate governance committee. Mr. Pawlenty also serves as a director of several privately-held companies. Mr. Pawlenty received a degree in Political Science and a Juris Doctor from University of Minnesota. We believe Mr. Pawlenty’s knowledge of our business as well as his legal, regulatory and enterprise oversight experience make him well qualified to serve on our board of directors.

Continuing Directors

Colin M. Leonard was appointed as a member of the board of directors in September 2011. Mr. Leonard is a Partner of Clearlake and joined Clearlake in 2007. Prior to Clearlake, Mr. Leonard was an investment professional at HBK Investments L.P. where he focused on investments in the industrials and transportation/logistics sectors. Mr. Leonard currently serves, or has served, on the boards of several private companies including Globe Energy Services, Jacuzzi Brands and Sage Automotive. Mr. Leonard graduated cum laude with a B.S. in Economics (Wharton School) and a minor in Mathematics at the University of Pennsylvania. We believe Mr. Leonard’s experience as a current and former director of many companies and his financial expertise makes him well qualified to serve on our board of directors.

Andrew Speaker was appointed Co-Chairman of our board of directors in June 2014. He was appointed as a director in September 2011. Mr. Speaker served as our Chief Executive Officer from April 2011 to June 2014. Since June 2014, Mr. Speaker has continued to work on special projects for us. Prior to joining Smart Sand, Inc., Mr. Speaker was the President and Chief Executive Officer of Mercer Insurance Group, Inc. and its subsidiaries since 2000. At Mercer, Mr. Speaker held various offices including Chief Financial Officer and Chief Operating Officer. Since June 2015, Mr. Speaker also has served as a director of a privately-held company. Mr. Speaker received a BS in Accounting from LaSalle University. We believe that Mr. Speaker’s industry experience and deep knowledge of our business make him well qualified to serve on our board of directors.

Charles E. Young was named Chief Executive Officer in July 2014. Mr. Young has also served as a director since September 2011. Mr. Young founded Smart Sand, LLC (our predecessor) and served as its President from November 2009 to August 2011. Mr. Young served as our President and Secretary from September 2011 to July 2014. Mr. Young has over 20 years of executive and entrepreneurial experience in the high-technology, telecommunications and renewable energy industries. He previously served as the President and Founder of Premier Building Systems, a construction, solar, geothermal and energy audit company in Pennsylvania and New Jersey from 2006 to 2011. Mr. Young serves as a director for GlobeLTR Energy, Inc., a privately-held company. Mr. Young received a B.A. in Political Science from Miami University. Mr. Young is the brother of William John Young, our Executive Vice President of Sales and Logistics. We believe that Mr. Young’s industry experience and deep knowledge of our business makes him well suited to serve as Chief Executive Officer and Director.

José E. Feliciano was appointed Co-Chairman of the board of directors in June 2014 and previously served as the sole Chairman of the board of directors from September 2011 to June 2014. Mr. Feliciano is a Managing Partner and Co-Founder of Clearlake which he co-founded in 2006. Mr. Feliciano is responsible for the day-to-day management of Clearlake, and is primarily focused on investments in the industrials, energy and consumer sectors. Mr. Feliciano currently serves, or has served, on the boards of several private companies including AmQuip Crane Rental, Ashley Stewart, Globe Energy Services, Jacuzzi Brands and Sage Automotive. Mr. Feliciano graduated with High Honors from Princeton University, where he received a Bachelor of Science in Mechanical & Aerospace Engineering. He received his Masters of Business Administration from the Graduate School of Business at Stanford University. We believe Mr. Feliciano’s experience as a current and former director of many companies and his financial expertise makes him well qualified to serve on our board of directors.

Tracy Robinson was appointed as a member of our board of directors in February 2015. Ms. Robinson holds the position of Senior Vice President and General Manager for TransCanada Corporation, a leader in the responsible development and reliable operation of North American energy infrastructure. In her role, Ms. Robinson has responsibility for the overall performance of the Canadian Natural Gas Pipeline system which includes, among other things, business development, operations and financial performance. Prior to joining TransCanada in 2014, Ms. Robinson served as Vice President, Marketing and Sales for Canadian Pacific Railway. Over her 27-year career with Canadian Pacific, Ms. Robinson advanced through positions across the Commercial, Operations and Finance disciplines. Ms. Robinson received her Masters of Business Administration from the University of Pennsylvania’s Wharton School of Business and her Bachelor of Commerce Degree from the University of Saskatchewan. She serves on the Dean’s Advisory Council of the Edwards School of Business at the University of Saskatchewan. Ms. Robinson also represents TransCanada on the Executive Business Environment Steering Committee for the Canadian Energy Pipeline Association (CEPA) and on the Board of the Ontario Energy Association. We believe that Ms. Robinson’s extensive experience and industry knowledge relating to railways, logistics and transportation make her well qualified to serve on our board of directors.

The board of directors recommends a vote FOR each of the director nominees.

Non-Director Executive Officers

The following sets forth information regarding our non-director executive officers as of April 24, 2017:

Name	Age	Position
Lee E. Beckelman	51	Chief Financial Officer
Robert Kiszka	49	Executive Vice President of Operations
William John Young	43	Executive Vice President of Sales and Logistics
Ronald P. Whelan	40	Executive Vice President of Business Development
Susan Neumann	38	Vice President of Accounting, Controller and Secretary

Lee E. Beckelman was named Chief Financial Officer in August 2014. From December 2009 to February 2014, Mr. Beckelman served as Executive Vice President and Chief Financial Officer of Hilcorp Energy Company, an exploration and production company. From February 2008 to October 2009, he served as the Executive Vice President and Chief Financial Officer of Price Gregory Services, Incorporated, a crude oil and natural gas pipeline construction firm until its sale to Quanta Services. Prior thereto, Mr. Beckelman served in various roles from 2002 to 2007 at Hanover Compressor Company, an international oil field service company, until its merger with Universal Compression to form Exterran Holdings. Mr. Beckelman received his BBA in Finance with High Honors from the University of Texas at Austin.

Robert Kiszka was named Executive Vice President of Operations in May 2014. Mr. Kiszka has served as the Vice President of Operations since September 2011. Mr. Kiszka has over 20 years of construction, real estate, renewable energy and mining experience.  Mr. Kiszka has been the owner of A-1 Bracket Group Inc. since 2005 and was a member of Premier Building Systems LLC from 2010 to 2011. Mr. Kiszka attended Pedagogical University in Krakow, Poland and Rutgers University.

William John Young was named Executive Vice President of Sales and Logistics in October 2016. Mr. Young served as Vice President of Sales and Logistics from May 2014 to September 2016 and Director of Sales from November 2011 to April 2014. Prior to joining Smart Sand, Inc., Mr. Young was Director of Sales for Comcast Corporation from 2002 to 2011. Mr. Young brings over 20 years of experience in the mining, commercial telecommunications and broadband industries. Mr. Young received a BSc in Biology from Dalhousie University. Mr. Young is the brother of Charles E. Young, our Chief Executive Officer and a member of our board of directors.

Ronald P. Whelan was named Executive Vice President of Business Development in March 2017. Mr. Whelan served as our Vice President of Business Development from September 2016 to February 2017, Director of Business Development from April 2014 to August 2016 and prior to that he was the Operations Manager responsible for the design, development and production of the Oakdale facility from November 2011 to April 2014. Prior to joining Smart Sand, Mr. Whelan ran his own software design company from 2004 to 2011 and was a member of Premier Building Systems LLC from 2008 to 2009. Mr. Whelan has over 15 years of entrepreneurial experience in mining, technology and renewable energy industries. Mr. Whelan received a B.A. in Marketing from Bloomsburg University and M.S. in Instructional Technology from Bloomsburg University.

Susan Neumann was named Vice President of Accounting, Controller and Secretary in October 2016. Previously, Ms. Neumann was named Controller and Secretary in April 2013 and July 2014, respectively. Prior to joining Smart Sand, Inc., Ms. Neumann was an assurance senior manager at BDO USA, LLP (“BDO”). At BDO, she served in various roles in the assurance group from September 2000 to March 2013. Ms. Neumann received an MBA with a Global Perspective from Arcadia University in March 2008, and a B.A. in Accounting from Beaver College (currently Arcadia University) in May 2000.

CORPORATE GOVERNANCE

Director Independence

As required under the NASDAQ Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Based upon such definition and SEC regulations, we have determined that Timothy J. Pawlenty, Sharon Spurlin, Tracy Robinson, José E. Feliciano and Colin M. Leonard are “independent” under NASDAQ standards.

There are no family relationships between any of the executive officers and directors, except that Charles E. Young, our Chief Executive Officer, is the brother of William John Young, our Executive Vice President of Sales and Logistics.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer does not serve as the Chairman of our board of directors. Our board of directors believes that at least one outside director serve in the role of Co-Chairman helps to ensure that the non-employee directors take an active leadership role on our board of directors and that this leadership structure is beneficial to us.

Our corporate governance guidelines provide that the board of directors is responsible for reviewing the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our audit committee, which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies.

Committees of the Board of Directors

Audit Committee

Our audit committee is comprised of Sharon Spurlin (Chair), Timothy J. Pawlenty and Tracy Robinson, all of whom meet the independence standards for purposes of serving on an audit committee established by NASDAQ and the Exchange Act. Our audit committee assists the board of directors in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and corporate policies and controls. Our audit committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm. Our audit committee also is responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to our audit committee. In addition, our board of directors has affirmatively determined that Sharon Spurlin qualifies as our "audit committee financial expert," as such term is defined in Item 407 of Regulation S-K.

Our audit committee operates under a written charter that is reviewed annually. The charter is available on our website at www.smartsand.com. The audit committee held five meetings during the year ended December 31, 2016.

Compensation Committee

Our compensation committee is comprised of José E. Feliciano (Chair), Timothy J. Pawlenty and Tracy Robinson, all of whom meet the independence standards established by NASDAQ and the Exchange Act. This committee establishes salaries, incentives and other forms of compensation for officers and directors. The compensation committee also administers our equity incentive plan and employee stock purchase plan. In fulfilling its responsibilities, the compensation committee has the authority to delegate any or all of its responsibilities to a subcommittee of the compensation committee. Since we were not a publicly traded company until late 2016, we did not have a compensation committee for most of 2016. As such, the compensation paid to our officers in 2016 was approved by our entire board of directors based upon recommendations of senior management and certain independent members of the board.

Our compensation committee operates under a written charter that is reviewed annually. The charter is available on our website at www.smartsand.com. The compensation committee held two meetings during the year ended December 31, 2016.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Colin M. Leonard (Chair) and Tracy Robinson, each of whom meet the independence standards established by NASDAQ and the Exchange Act. The nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters.

Our nominating and corporate governance committee operates under a written charter that is reviewed annually. The charter is available on our website at www.smartsand.com. The nominating and corporate governance committee did not hold any meetings during the year ended December 31, 2016.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee may consider, among other things, the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee may consider include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, leadership skills, potential conflicts of interest, and other commitments. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Notwithstanding the foregoing, we are legally required pursuant to a stockholders agreement discussed under “Certain Relationships and Transactions with Related Persons” to provide Clearlake and our Chief Executive Officer with the ability to nominate directors, the selection and nomination of which is not subject to the nominating and corporate governance committee’s review and recommendation process.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Subject to the stockholders agreement discussed under “Certain Relationships and Transactions with Related Persons”, our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Director Attendance

During 2016, the board of directors held six meetings. Each of our directors attended at least 75% of all meetings of the board of directors and any committees on which such director was a member.

Pursuant to our director attendance policy, directors are required to attend the annual meetings of stockholders, absent exigent circumstances that make them unable to attend. As a private company, we did not convene an annual meeting of stockholders in 2016.

Code of Conduct

We have adopted a Code of Conduct that applies to all employees including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; (v) accountability for adherence to the code; (vi) consistent enforcement of the code, including clear and objective standards for compliance; and (vii) protection for persons reporting any such questionable behavior. Our Code of Conduct is available on our website at www.smartsand.com, and may be obtained without charge upon written request directed to Attn: Human Resources, Smart Sand, Inc., 24 Waterway Avenue, Suite 350, The Woodlands, Texas 77380.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Registration Rights Agreement

In connection with the closing of our initial public offering, we entered into a registration rights agreement with Clearlake, Keystone Cranberry (the entity through which our Chief Executive Officer beneficially owns substantially all of his shares of our common stock), Andrew Speaker, Speaker Children 2012 Irrevocable Trusts, Frank Porcelli, BAMK Associates, LLC (the entity through which our Executive Vice President of Operations beneficially owns substantially all of his shares of our common stock), and Blaine Trust U/A/D January 26, 2001 (the “Registration Rights Holders”). Pursuant to the registration rights agreement, we may be required to register under the Securities Act shares of common stock owned by the Registration Rights Holders (the “Registrable Securities”) upon their request in certain circumstances.

Demand Registration Rights. At any time after the closing of our initial public offering following the expiration of the 180-day lockup period (May 2, 2017), Clearlake and Keystone Cranberry (each a “Principal Stockholder”), who beneficially own 26.5% and 14.3% of our outstanding common stock, respectively, will have the right to require us to register their Registrable Securities. We will be obligated to effect two demand registrations on a long-form registration statement in any twelve-month period and an unlimited number of demand registrations on a short-form registration statement, including “shelf registrations”; provided that we will not be obligated to file more than one registration statement in response to a demand registration within 90 days after the effective date of any registration statement filed by us in response to a demand registration. Upon written request of any of our Principal Stockholders, we will retain underwriters and facilitate an underwritten offering to dispose of Registrable Securities having a market price of at least $20.0 million held individually by a Principal Stockholder, or collectively by the Principal Stockholders.

Piggy-back Registration Rights. If, at any time, we propose to register an offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the Registration Rights Holders, then we must give notice to the Registration Rights Holders holding at least $0.1 million in shares of our common stock to allow them to include a specified number of Registrable Securities in that registration statement.

Conditions and Limitations; Expenses. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective. The obligations to register Registrable Securities under the registration rights agreement will terminate when no Registrable Securities remain outstanding. Registrable Securities will cease to be covered by the registration rights agreement when they have (i) been sold pursuant to an effective registration statement under the Securities Act, (ii) been sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to Rule 144), (iii) are held by the Company or one of its subsidiaries; (iv) been sold in a private transaction in which the transferor’s rights under the registration rights agreement are not assigned to the transferee of such securities; or (v) been sold in a private transaction in which the transferor’s rights under the registration rights agreement are assigned to the transferee and such transferee is not an affiliate of the Company, two years following the transfer to such transferee.

Stockholders Agreement

In connection with our initial public offering, we entered into a stockholders agreement with Clearlake and Keystone Cranberry, which we also refer to as “Principal Stockholders”, that provides each Principal Stockholder certain rights to designate nominees for election to our board of directors. The stockholders agreement provides that, for so long as a Principal Stockholder beneficially owns at least 30% of our common stock then outstanding, it shall be entitled to designate three directors; for so long as a Principal Stockholder beneficially owns at least 20% of our common stock then outstanding, it shall be entitled to designate two directors; and

for so long as a Principal Stockholder beneficially owns at least 10% of our common stock then outstanding, it shall be entitled to designate one director.

A Principal Stockholder shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of their beneficial ownership at such time. Each Principal Stockholder shall also have the right, but not the obligation, to designate at least one of their nominees as a member to each of the committees of our board of directors for so long as they are allowed to designate at least one director, subject to compliance with applicable law and stock exchange rules.

For so long as a Principal Stockholder holds at least 20% of our outstanding common stock, we, and our subsidiaries, shall not effect any transaction or series of related transactions involving a change of control of the Company (or enter into an agreement to take such action) without the approval of such Principal Stockholder.

Additionally, for so long as any Principal Stockholder has one of its designees serving on our board of directors, we, and our subsidiaries, shall not take the following actions (or enter into an agreement to take such actions) without the approval of such Principal Stockholder:

•	any increase or decrease in the size or composition of the board of directors, any committees of the board of directors, or any board or board committee of any subsidiary of the Company; or
•	any action that otherwise could reasonably be expected to adversely affect such Principal Stockholder’s board of directors and committee designation rights.

The rights and obligations of each Principal Stockholder under the stockholders agreement are several and not joint, and no Principal Stockholder is responsible in any way for the performance of the rights and obligations of any other Principal Stockholder under the stockholders agreement.

Indemnification Agreements

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into separate indemnification agreements with our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated bylaws.

Employment of Certain Family Members

We currently employ William John Young as our Executive Vice President of Sales and Logistics and Thomas Young as our General Manager of Health, Safety and Environmental Quality. William John Young and Thomas Young are brothers of Charles E. Young, a director and our Chief Executive Officer. In connection with their employment during 2016, we paid to William John Young and Thomas Young total cash compensation (including 401(k) matches and, in the case of William John Young, an automobile allowance) of approximately $523,000 and $201,500, respectively, and equity compensation having a grant date fair value of $101,563 and $33,854, respectively.

Procedures for Review, Approval and Ratification of Related Person Transactions

Our board of directors has adopted a written policy on transactions with related persons that provides that the board of directors or its authorized committee will review on at least a quarterly basis all transactions with related persons that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. In the event that the board of directors or its authorized committee considers ratification of a transaction with a related person and determines not to so ratify, the written policy on transactions with related persons provides that our management will make all reasonable efforts to cancel or annul the transaction.

The written policy on transactions with related persons provides that, in determining whether or not to recommend the initial approval or ratification of a transaction with a related person, the board of directors or its authorized committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction and whether entering into the transaction would be consistent with the written policy on transactions with related persons.

The written policy on transactions with related persons described above was adopted in connection with the completion of our initial public offering and, therefore, the transactions described above were not reviewed under such policy.

EXECUTIVE COMPENSATION

This executive compensation disclosure provides an overview of the executive compensation program for the named executive officers identified below. For the year ended December 31, 2016, our named executive officers, or the NEOs, were:

•	Charles E. Young, Chief Executive Officer;
•	Lee E. Beckelman, Chief Financial Officer; and
•	Robert Kiszka, Executive Vice President of Operations.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2016 and 2015. The amounts shown below include all compensation paid to these individuals for services in 2016 and 2015.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	All other Compensation ($)		Total ($)
Charles E. Young	2016	450,000	548,512	—	231,141	(3)	1,229,653
Chief Executive Officer	2015	498,077	—	—	210,590		708,667

Lee E. Beckelman	2016	270,000	554,107	101,640	29,444	(4)	955,191
Chief Financial Officer	2015	298,846	—	—	11,944		310,790

Robert Kiszka	2016	337,500	317,634	76,230	28,617	(5)	759,981
Executive Vice President of Operations	2015	373,557	—	—	23,483		397,040

(1)

Amounts shown represent awards under our annual bonus plan for 2016 as determined by the compensation committee following final determination of 2016 performance results. Amounts shown also include (i) for Mr. Young, a one-time bonus of $125,000 paid in connection with the full redemption of our Series A Preferred Stock and (ii) for Mr. Beckelman, a one-time bonus of $300,000 paid in November 2016 following the consummation of our initial public offering.

(2)	Represents the grant date fair value of restricted stock awards granted in 2016 computed in accordance with FASB ASC 718.
(3)

Amount shown represents costs associated with providing Mr. Young use of a Company-owned automobile ($4,513); employer contributions made under our 401(k) Plan ($17,383); country club membership dues ($61,000) and related tax gross-up ($47,142); and loan forgiveness ($61,000) and related tax gross-up ($40,103).

(4)	Amounts shown represents Mr. Beckelman’s employer contributions made under our 401(k) Plan.
(5)	Amounts shown represents costs associated with providing Mr. Kiszka use of a Company-owned automobile ($6,813) and employer contributions made under our 401(k) Plan ($21,805).

Narrative Disclosure to Summary Compensation Table

We provide compensation to our executives, including our NEOs, in the form of base salaries, annual cash incentive awards, long-term incentive compensation and participation in various employee benefit plans and arrangements, including participation in a qualified 401(k) retirement plan and health and welfare benefits on the same basis as offered to other full-time employees.

Base Salaries

We pay our NEOs a base salary to compensate them for the satisfactory performance of services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience and responsibilities and has historically been set at levels deemed necessary to attract and retain individuals with superior talent.

Our NEOs’ base salaries for 2016 were $450,000 for Mr. Young, $270,000 for Mr. Beckelman, and $337,500 for Mr. Kiszka. None of our NEOs received any base salary increases in 2016. In December 2015, due to market conditions generally affecting our industry, our NEOs, with the support of the board of directors, determined to reduce their base salary amounts by 10% each for fiscal year 2016.

In September 2016, we reinstated the base salary amounts of our executives, including our NEOs, effective January 1, 2017. The 2017 base salaries for our NEOs are currently $500,000 for Mr. Young, $375,000 for Mr. Beckelman, and $375,000 for Mr. Kiszka.

Performance Bonuses

We offer our NEOs the opportunity to earn annual cash incentive awards to compensate them for attaining short-term Company or individual performance goals. Each NEO has an annual target bonus that is expressed as a percentage of his annual base salary. The target bonus percentages for our NEOs for 2016 were 50% (and up to a maximum of 100%) of base salary.

Our annual cash incentive awards are intended to be performance-based and, for 2016, were determined based upon performance criteria that included cash production costs and Adjusted EBITDA. Based upon the Company’s performance in 2016, we awarded bonuses to our NEOs at 94% of each NEO’s target bonus level. Going forward, the compensation committee expects to determine annual cash incentive awards based upon a combination of predetermined financial performance targets and a subjective assessment of individual and Company performance.

Pursuant to a letter agreement with Mr. Beckelman entered into in connection with his commencement of employment, Mr. Beckelman received a one-time bonus of $300,000 following the consummation of our initial public offering, which was paid in November 2016. We also paid to Mr. Young a one-time bonus of $125,000 in connection with the full redemption of our Series A Preferred Stock.

Equity Compensation

In March 2016, we granted 26,400 and 19,800 shares of restricted stock to Mr. Beckelman and Mr. Kiszka, respectively, as the long-term incentive component of their compensation. The restricted shares were granted under our 2012 Equity Incentive Plan, or the 2012 Plan. These restricted stock awards consist of 50% service-based vesting over 4 years, subject to continued employment through the applicable vesting date and accelerated vesting upon a change in control of us, and 50% performance-based vesting upon the achievement of certain performance conditions. The performance-based shares vested in December 2016 in connection with our common stock being actively traded on a national securities exchange at an aggregate market value in excess of $300 million over 20 consecutive trading days. Mr. Young did not receive an equity award during 2016.

In connection with our initial public offering, we adopted a 2016 Omnibus Incentive Plan, or the 2016 Plan, to facilitate the grant of cash and equity incentives to our directors, employees (including our NEOs) and consultants and to enable us to obtain and retain the services of these individuals, which we believe is essential to our long-term success. Following the effective date of our 2016 Plan, we no longer make grants under our 2012 Plan. However, the 2012 Plan continues to govern the terms and conditions of the outstanding awards granted under it. We did not grant any awards under the 2016 Plan in 2016.

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, long-term care benefits, and short- and long-term disability and life insurance, to the same extent as our other full time employees, subject to the terms and eligibility requirements of those plans. We sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to the same extent as our other full time employees. Currently, we match 100% of contributions made by participants in the 401(k) plan, up to 3% of eligible compensation, and 50% of contributions made between 3% and 5% of eligible compensation. Matching contributions are fully vested when made. Our NEOs are also entitled to certain perquisites, including relocation cost reimbursements, payment of country club membership dues, use of Company-owned automobiles and certain tax gross-ups on these perquisites, as applicable, as set forth in the Summary Compensation Table above. In the third quarter of 2016 we forgave a loan pursuant to a promissory note entered into with Mr. Young in January 2016 and have included the amount associated with this loan forgiveness, and the corresponding tax gross-up, in the “All Other Compensation” column of the Summary Compensation Table above.

Outstanding Equity Awards at December 31, 2016

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2016.

	Stock awards
Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($)(3)
Charles E. Young.	—		—
Lee E. Beckelman	51,700	(1)	855,635
Robert Kiszka.	56,100	(2)	928,455

(1)

38,500 restricted shares vest in substantially equal installments on each of August 11, 2017 and 2018 and 13,200 restricted shares vest in substantially equal installments on each of March 14, 2018 and 2020, subject to Mr. Beckelman’s continued employment on the applicable vesting date and accelerated vesting upon a change in control.

(2)

46,200 restricted shares vest in substantially equal installments on June 10, 2017, 2018 and 2019, and 9,900 restricted shares vest in substantially equal installments on each of March 14, 2018 and 2020, subject to Mr. Kiszka’s continued employment on the applicable vesting date and accelerated vesting upon a change in control.

(3)	Amount shown is based on the closing price of our common stock on December 30, 2016 of $16.55 per share.

Executive Employment Agreements

We have entered into employment agreements with each of Messrs. Young and Kiszka. Certain key terms of these agreements are described below. We have not entered into a current employment agreement with Mr. Beckelman.

Messrs. Young and Kiszka

We entered into employment agreements with Messrs. Young and Kiszka in September 2011, and these agreements were amended in 2014. As amended, Mr. Young’s employment agreement is for a term that will end on May 15, 2017, and Mr. Kiszka’s employment agreement was for an initial term that expired on May 15, 2016, but has been renewed for at least one additional year. The agreements automatically renew for successive one-year periods unless thirty (30) days’ notice of non-renewal is delivered by either party. The agreements entitle the executives to an annual base salary, an annual bonus and participation in the benefit plans maintained by us from time to time.

If the employment of Messrs. Young or Kiszka terminates due to death or disability, then he or his estate, as applicable, will be entitled to receive an amount equal to six months of base salary, payable in monthly installments until the earlier to occur of (i) six months following the date of death or termination due to disability or (ii) February of the calendar year immediately following the year of death or termination due to disability, with the remaining amount payable in a lump sum. If the employment of Messrs. Young or Kiszka is terminated by us without cause or he resigns for good reason, then he will be entitled to receive an amount equal to 12 months of base salary, payable in monthly installments until the earlier to occur of (i) 12 months or (ii) February of the calendar year immediately following the year of termination, with the remaining amount payable in a lump sum. Receipt of payments upon termination due to disability, by us without cause or due to resignation for good reason is conditioned upon Messrs. Young and Kiszka signing a release of claims in our favor. In addition, Messrs. Young and Kiszka are subject to a 12-month non-competition and non-solicitation period following termination of employment for any reason.

For purposes of the employment agreements, “cause” is generally defined as (i) repeated failure by the executive to perform his duties, (ii) executive’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude, (iii) willful material violation of a policy which is directly and materially injurious to the Company or (iv) executive’s material breach of the employment agreement; in the case of items (i), (iii) or (iv), subject to notice and a 30-day cure period. “Good reason” is generally defined as (i) material diminution by the Company of executive’s authority, duties and responsibilities, which change would cause executive’s position to become one of less responsibility, importance and scope or (ii) material reduction by the Company of base salary, unless such reduction is a result of a reduction of salaries to all employees and is no greater than the average of the salary reductions imposed on other employees; in each case, subject to notice and a 30-day cure period.

Benefits Upon a Change in Control

The agreements governing Messrs. Beckelman’s and Kiszka’s restricted shares provide for full accelerated vesting of any unvested, time-based portion of the award in connection with a change in control.

Director Compensation

The table below sets forth the compensation paid to our non-employee directors for their service on our board of directors during 2016.

Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)	Total ($)
José E. Feliciano(1)	60,000	—	—	60,000
Colin M. Leonard(1)	60,000	—	—	60,000
Timothy J. Pawlenty(2)	60,000	—	—	60,000
Tracy Robinson(2)	60,000	—	—	60,000
Sharon Spurlin(2)	60,000	—	—	60,000
Andrew Speaker(3)	103,847	—	212,154	316,001

(1)	These directors are employed by Clearlake and, pursuant to arrangements with Clearlake, amounts shown are paid to Clearlake at the direction of the directors.
(2)	As of December 31, 2016, Mr. Pawlenty held 3,667 unvested shares of our restricted stock and Ms. Robinson and Ms. Spurlin each held 11,000 unvested shares of our restricted stock.
(3)	Other compensation amount represents employer contributions made under our 401(k) Plan ($12,154) and a bonus related to our November 2016 initial public offering ($200,000).

In November 2016, we adopted a director compensation policy pursuant to which directors who are not officers, employees or paid consultants or advisors of us, may receive a combination of cash and equity-based awards under our 2016 Plan as compensation for their services on our board of directors. Such directors will also receive reimbursement for out-of-pocket expenses associated with attending board or committee meetings and director and officer liability insurance coverage. Officers, employees or paid consultants or advisors of us who also serve as directors will not receive additional compensation for their service as directors. All directors will be indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	—	$—	8,088,012	(2)
Equity compensation plans not approved by security holders	—	$—	—
	—	$—	8,088,012

(1)	Includes information regarding the 2012 Plan, the 2016 Plan and the 2016 Employee Stock Purchase Plan (the “2016 ESPP”).
(2)

Represents 265,100 shares available for issuance under the 2012 Plan, 3,911,456 shares available for issuance under the 2016 Plan and 3,911,456 shares available for issuance under the 2016 ESPP. To the extent outstanding awards under the 2012 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will become available for issuance under the 2016 Plan. As of December 31, 2016, there were no awards outstanding under the 2016 Plan and 273,167 unvested restricted shares outstanding under the 2012 Plan. No purchase rights were outstanding under the 2016 ESPP as of December 31, 2016.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) to audit and report on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2017. Grant Thornton served as our independent registered public accounting firm for the fiscal year ended December 31, 2016.

The board of directors is submitting the selection of Grant Thornton for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but our board of directors and the audit committee believe the submission provides an opportunity for stockholders through their vote to communicate with the board and the audit committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton, the audit committee will reconsider, but will not be required to rescind, the selection of that firm as our independent registered public accounting firm. Representatives of Grant Thornton will attend the Annual Meeting and may make a statement if they wish. They will be available to answer appropriate questions at the Annual Meeting.

The audit committee has the authority and responsibility to retain, evaluate and replace our independent registered public accounting firm. The stockholders’ ratification of the appointment of Grant Thornton does not limit the authority of the audit committee to change our independent registered public accounting firm, as it deems necessary or appropriate, at any time.

Audit and Related Fees

The following table presents fees for professional audit services performed for the audit of our annual financial statements for the years ended December 31, 2016 and 2015 and fees billed and unbilled for other services rendered by it during those periods.

	Year ended December 31,
	2016	2015
Audit fees	$815,307	$196,741
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
	$815,307	$196,741

Audit Fees

Audit fees consist of fees, billed and unbilled, for professional services rendered for the audit of our consolidated financial statements and interim reviews and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. The audit fees in 2016 also included fees for additional work provided in connection with our initial public offering in November 2016.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

Tax fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.

All Other Fees

All other fees consist of fees billed for products and services provided not described above.

Audit Committee Pre-Approval Policies and Procedures

In connection with our initial public offering, our board of directors adopted a written policy for the pre-approval of all audit and permissible non-audit services which Grant Thornton provides. The policy balances the need for Grant Thornton to be independent while recognizing that in certain situations Grant Thornton may possess both the technical expertise and knowledge of our business to best advise us on issues and matters in addition to accounting and auditing. In general, our independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the audit committee. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our initial public offering, pursuant to the policies and procedures described above.

The affirmative vote by a majority of the shares entitled to vote on this proposal and present in person or by proxy at the Annual Meeting is required to approve this proposal.

The board of directors recommends a vote FOR the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

REPORT OF THE AUDIT COMMITTEE

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the audit committee is to assist our board of directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditors; and (vi) the business practices and ethical standards of the Company. The audit committee is responsible for the appointment, compensation, retention and oversight of work of our independent auditor. The audit committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. Grant Thornton, our independent registered public accounting firm for 2016, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management our audited financial statements included in the Form 10-K. In addition, the audit committee discussed with Grant Thornton those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, Grant Thornton provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the audit committee concerning independence. The audit committee also discussed with Grant Thornton its independence from the Company.

Based upon the review and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Sharon Spurlin (Chairperson)

Timothy J. Pawlenty

Tracy Robinson

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, commonly known as a “Say-on-Pay”, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us, our board of directors, or any of our board committees.

Although the vote is non-binding, our board of directors and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We design our executive compensation program to implement our core objectives of attracting and retaining superior executive talent, motivating and rewarding executives whose knowledge, skills and performance are critical to our business, ensuring executive compensation is aligned with our corporate strategies and business objectives, and aligning executives’ incentives with the creation of stockholder value.

Resolution

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of our named executive officers as described in this proxy statement:

“RESOLVED that the Company’s stockholders hereby approve the compensation paid to the Company’s executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the various compensation tables and the accompanying narrative discussion included in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The affirmative vote by a majority of the shares entitled to vote on this proposal and present in person or by proxy at the Annual Meeting is required to approve this proposal.

The board of directors recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

In accordance with Section 14A of the Exchange Act and Rule 14a-21(b) promulgated thereunder, we are asking our stockholders to indicate, in a non-binding advisory vote, whether future advisory votes to approve the compensation of the named executive officers should be held every year, every two years, or every three years.

Our board of directors has determined that our stockholders should have the opportunity to vote on the compensation of our named executive officers every year. The board believes that giving the stockholders the right to cast an advisory vote every year on the compensation of our named executive officers will provide stockholders with the opportunity to give us timely input on our executive compensation program.

Stockholders can specify one of four choices when voting on this proposal: every year, two years, three years, or abstain. By voting on this proposal, stockholders are not voting to approve or disapprove the board’s recommendation. The frequency — “every year,” “two years” or “three years” — receiving the highest number of votes will be determined to be the preferred frequency of holding future advisory votes on named executive officer compensation.

As this is an advisory vote, the results will not be binding on us, the compensation committee of the board, and the board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option selected by our stockholders. We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officers’ compensation at our annual meetings at least once every six calendar years.

Resolution

Under this Proposal No. 4, stockholders may vote to have the “say-on-pay” vote every one year, every two years, every three years, or abstain from voting in response to the resolution set forth below.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company's named executive officers as set forth in the Company's proxy statement should be every year, every two years, or every three years."

You are not voting in this proposal to approve or disapprove our board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to this proposal. The frequency receiving the highest number of votes will be determined to be the preferred frequency under this proposal.

The board of directors recommends that stockholders vote for “One Year” on the advisory vote on frequency of executive compensation advisory votes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Reports of all transactions in our common stock by officers, directors and principal stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of the reports received, or representations of such reporting persons, we believe that during the year ended December 31, 2016 no officers, directors or principal stockholders failed to file reports of ownership or changes of ownership on a timely basis.

STOCKHOLDER PROPOSALS

Stockholder Proposals to Be Included in the Company’s Proxy Statement

Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2018 Annual Meeting, stockholder proposals must be received by the Company at its executive offices located at 24 Waterway Avenue, Suite 350, The Woodlands, Texas 77380 no later than December 25, 2018, and must otherwise comply with the requirements of Rule 14a-8.

Stockholder Proposals Not to Be Included in the Company’s Proxy Statement

Our amended and restated bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. Such proposals must be submitted in writing at the address shown above, so that it is received between February 8, 2018 and March 10, 2018. Our nominating and corporate governance committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the board and other sources.

STOCKHOLDER COMMUNICATIONS

The board of directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the board of directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Susan Neumann, our Secretary, at the principal executive offices of the Company at 24 Waterway Avenue, Suite 350, The Woodlands, Texas 77380. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the board of directors. The Secretary has been authorized to screen commercial solicitations and materials that pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. The Secretary shall promptly forward any and all such stockholder communications to the entire board of directors or the individual director as appropriate.

OTHER MATTERS

The notice of Annual Meeting provides for the transaction of such other business as may properly come before the Annual Meeting. As of the date of this proxy statement, the board of directors has not been advised of any other matters to be presented for discussion at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, www.smartsand.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2016 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 24 WATERWAY AVENUE, SUITE 350, THE WOODLANDS, TEXAS 77380, OR BY EMAIL AT investorrelations@smartsand.com.

ANNUAL meeTiNG oF sTocKhoLdeRs oF    smART sANd, iNc.   June 8, 2017   Go GReeN   e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy  material, statements and other eligible documents online, while reducing costs, clutter and  paper waste. Enroll today via www.astfinancial.com to enjoy online access.   NoTice oF iNTeRNeT AvAiLABiLiTY oF PRoXY mATeRiALs:  The Notice of Meeting, proxy statement and proxy card  are available at http://www.astproxyportal.com/ast/21117/    Please sign, date and mail  your proxy card in the  envelope provided as soon  as possible.    Please detach along perforated line and mail in the envelope provided.    20230304000000000000  6  060817    The BoARd oF diRecToRs RecommeNds A voTe "FoR ALL NomiNees" iN PRoPosAL 1,  "FoR" PRoPosALs 2 ANd 3, ANd FoR “oNe YeAR” iN PRoPosAL 4.  PLeAse siGN, dATe ANd ReTURN PRomPTLY iN The eNcLosed eNveLoPe. PLeAse mARK YoUR voTe iN BLUe oR BLAcK iNK As shoWN heRe x  1. Election of Sharon Spurlin and Timothy J. Pawlenty as Class I members of theboard of directors to serve until the 2020 Annual Meeting of Stockholders and until  their successors have been duly elected and qualified.  OSharon Spurlin  OTimothy J. Pawlenty  2. Ratification of the selection of Grant Thornton LLP as the Company’s  independent registered public accounting firm for the year ending  December 31, 2017.  3. Approval on an advisory (and non-binding) basis of the  compensation paid to the Company’s named executive officers for the year ended December 31, 2016.  4. Approval on an advisory (and non-binding) basis of the  preferred frequency of the Company’s “say-on-pay” voting.  In their discretion, the proxies are authorized to vote upon such other business as may  properly come before the Annual Meeting. This proxy when properly executed will be voted  as directed herein by the undersigned stockholder. if no direction is made, this proxy will  be voted “FoR ALL NomiNees” in Proposal 1, “FoR” Proposals 2 and 3, and for  “oNe YeAR” in Proposal 4.  FORAGAINSTABSTAINFORALLNOMINEESWITHHOLDAUTHORITYFORALLNOMINEESFORALLEXCEPT(Seeinstructionsbelow) NomiNees:  2years3yearsABSTAIN1yearFORAGAINSTABSTAIN INSTRUCTIONS:  To  withhold  authority  to  vote  for  any  individual  nominee(s),  mark  “FOR  ALL  EXCEPT”  and  fill  in  the  circle  next  to  each  nominee  you  wish  to  withhold,  as  shown  here:    To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted viathis method.   Signature of Stockholder   Date:   Signature of Stockholder   Date:   Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL meeTiNG oF sTocKhoLdeRs oF    smART sANd, iNc.    June 8, 2017    PRoXY voTiNG iNsTRUcTioNs  iNTeRNeT -Access “www.voteproxy.com” and follow the on-screen  instructions or scan the QR code with your smartphone. Have your  proxy card available when you access the web page.   TeLePhoNe -Call toll-free 1-800-PRoXies (1-800-776-9437) in the    United States or 1-718-921-8500 from foreign countries from any  touch-tone telephone and follow the instructions. Have your proxy card  available when you call.   Vote online/phone until 11:59 PM EST the day before the Annual  Meeting.   mAiL -Sign, date and mail your proxy card in the envelope  provided as soon as possible.   iN PeRsoN -You may vote your shares in person by attending the  Annual Meeting.   Go GReeN -e-Consent makes it easy to go paperless. With  e-Consent, you can quickly access your proxy material, statements and  other eligible documents online, while reducing costs, clutter and paper  waste. Enroll today via www.astfinancial.com to enjoy online access.   comPANY NUmBeR  AccoUNT NUmBeR   NoTice oF iNTeRNeT AvAiLABiLiTY oF PRoXY mATeRiALs:  The Notice of Meeting, proxy statement and proxy card  are available at http://www.astproxyportal.com/ast/21117/     Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   20230304000000000000  6  060817     Signature of Stockholder Date: Signature of Stockholder Date:  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted viathis method.  INSTRUCTIONS:Towithholdauthoritytovoteforanyindividualnominee(s),mark“FORALLEXCEPT” andfillinthecirclenexttoeachnomineeyouwishtowithhold,asshownhere: The BoARd oF diRecToRs RecommeNds A voTe "FoR ALL NomiNees" iN PRoPosAL 1,  "FoR" PRoPosALs 2 ANd 3, ANd FoR “oNe YeAR” iN PRoPosAL 4.  PLeAse siGN, dATe ANd ReTURN PRomPTLY iN The eNcLosed eNveLoPe. PLeAse mARK YoUR voTe iN BLUe oR BLAcK iNK As shoWN heRe x  1. Election of Sharon Spurlin and Timothy J. Pawlenty as Class I members of theboard of directors to serve until the 2020 Annual Meeting of Stockholders and until  their successors have been duly elected and qualified.  OSharon Spurlin  OTimothy J. Pawlenty  FORALLNOMINEESWITHHOLDAUTHORITYFORALLNOMINEESFORALLEXCEPT(Seeinstructionsbelow) NomiNees:  2. Ratification of the selection of Grant Thornton LLP as the Company’s  independent registered public accounting firm for the year ending  December 31, 2017.  3. Approval on an advisory (and non-binding) basis of the  compensation paid to the Company’s named executive officers for  the year ended December 31, 2016.  4. Approval on an advisory (and non-binding) basis of the  preferred frequency of the Company’s “say-on-pay” voting.  In their discretion, the proxies are authorized to vote upon such other business as may  properly come before the Annual Meeting. This proxy when properly executed will be voted  as directed herein by the undersigned stockholder. if no direction is made, this proxy will  be voted “FoR ALL NomiNees” in Proposal 1, “FoR” Proposals 2 and 3, and for  “oNe YeAR” in Proposal 4.  FORAGAINSTABSTAIN2years3yearsABSTAIN1yearFORAGAINSTABSTAIN

   0    SMART  SAND,  INC.    Proxy for Annual meeting of stockholders on June 8, 2017  solicited on Behalf of the Board of directors    The undersigned hereby appoints Charles E. Young and Lee E. Beckelman, and each  of them, with full power of substitution and power to act alone, as proxies to vote all the  shares of common stock of Smart Sand, Inc. which the undersigned would be entitled to  vote if personally present and acting at the Annual Meeting of Stockholders of Smart Sand,  Inc., to be held June 8, 2017 at 9 a.m., central time, at The Westin at the Woodlands, 2  Waterway Square Place, The Woodlands, Texas 77380, and at any adjournments or  postponements thereof, as follows:   (continued and to be signed on the reverse side.)   1.1  14475